UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
FEBRUARY 10, 2023
Date of Report
(Date of earliest event reported)

Arrowhead Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38042	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
177 E. Colorado Blvd, Suite 700, Pasadena, CA 91105
(Address of principal executive offices, including Zip Code)
(626) 304-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARWR	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On February 10, 2023, Arrowhead Pharmaceuticals, Inc. (the “Company”) received notice from Janssen Pharmaceuticals, Inc. (“Janssen”) that Janssen has elected to terminate the Research Collaboration and Option Agreement between the Company and Janssen, dated October 3, 2018 (as amended by Amendment No. 1 to the Research Collaboration and Option Agreement between the Company and Janssen, dated as of November 14, 2019, the “Collaboration Agreement”). Janssen exercised its right to terminate the Collaboration Agreement for convenience. The termination will take effect on April 7, 2023.

Under the terms of the Collaboration Agreement, Janssen was able to select three new targets against which the Company could develop clinical candidates. These candidates were subject to certain restrictions and did not include candidates that already were in the Company’s pipeline. The Company was obligated to perform discovery, optimization and preclinical research and development, entirely funded by Janssen, which on its own or in combination with Janssen's development work, has been sufficient to allow the filing of a U.S. Investigational New Drug Application or equivalent, at which time Janssen would have had the option to take an exclusive license. Janssen exercised this option for one compound, ARO-PNPLA3, formerly called JNJ-75220795, and declined to exercise its options with respect to the other two targets. Janssen has been wholly responsible for the clinical development and commercialization of ARO-PNPLA3, until termination of the Collaboration Agreement, as described in this Current Report on Form 8-K.

Effective upon the termination of the Collaboration Agreement, all rights and licenses granted thereunder shall revert back to the Company.

The foregoing summary of the terms of the Collaboration Agreement is qualified in its entirety by reference to the Collaboration Agreement and Amendment No. 1 to the Collaboration Agreement, which were filed as Exhibits 10.21 and 10.22 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022.

Item 8.01. Other Events.

On February 15, 2023, the Company issued a press release announcing the termination of the Collaboration Agreement with Janssen. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 15, 2023.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 15, 2023

ARROWHEAD PHARMACEUTICALS, INC.

By:	/s/ Kenneth Myszkowski
Kenneth Myszkowski
Chief Financial Officer